SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the Securities  Exchange
Act of 1934

              Date of Report: November 14, 2000

     Date of earliest event reported: November 13, 2000


                Commission File Number 1-6247


                          ALZA CORPORATION
   (Exact name of registrant as specified in its charter)


               Delaware                        77-0142070
(State or other jurisdiction of             (I.R.S. Employer
 incorporation of organization)             Identification No.)


1900 Charleston Road, P.O. Box 7210, Mountain View, CA   94303-0802
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (650)564-5000

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Item 2. Acquisition or Disposition of Assets

     On October 30, 2000, ALZA filed a Current Report on Form 8-K announcing that on September 29, 2000, ALZA Corporation ("ALZA") exercised its option to acquire all of the Class A Common Stock (the "Stock") of Crescendo Pharmaceuticals Corporation ("Crescendo") for a cash payment of $100.0 million. Crescendo was formed by ALZA for the purpose of selecting and developing new human pharmaceutical products and commercializing such products, most likely through licensing to ALZA. Since it commenced operations on September 30, 1997, Crescendo's principal activity has been conducting product development under its agreements with ALZA. ALZA exercised its option to acquire the Crescendo Stock pursuant to the terms of the purchase option set forth in Crescendo's Restated Certificate of Incorporation. On November 13, 2000, ALZA completed its acquisition of Crescendo. ALZA funded the acquisition through its available working capital.


Item 7.     Financial Statements, Pro Forma Financial
            Statements and Exhibits


Item 7a.    Financial Statements of the Business Acquired

ALZA incorporates by reference Item 7a of ALZA's Current
Report on Form 8-K filed on October 30, 2000, which incorporates by reference the following documents:

     - The financial statements of Crescendo and notes thereto, and the Report of Ernst and Young LLP, Independent Auditors, set forth at pages 21 to 36 under Item 8 of Crescendo's Annual Report on Form 10-K/A for the year ended December 31, 1999.

     - The unaudited financial statements of Crescendo and notes thereto set forth at pages 3 to 13 under Item 1 of Crescendo's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Item 7b.     Pro Forma Financial Information

ALZA incorporates by reference the following documents:

       - The unaudited pro forma combined condensed financial information of ALZA and Crescendo for the year ended December 31, 1999 and the six months ended June 30, 2000, set forth under Item 7b of ALZA's Current Report on Form 8-K filed on October
       30, 2000.

                         SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       ALZA CORPORATION



                                   By:  /s/ Matthew K. Fust
                                           Matthew K. Fust
                                     Senior Vice President and
                                      Chief Financial Officer


Date:  November 14, 2000